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                                                                   EXHIBIT 4.5

                                   WICOR, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT
                       -----------------------------------

               THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between WICOR, Inc., a Wisconsin corporation with its principal offices at Milwaukee, Wisconsin (the "Company"), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the "Participant").

                             W I T N E S S E T H :

               WHEREAS, the Company has adopted the 1994 Long-Term Performance Plan (the "Plan") to permit options for shares of the Company's common stock (the "Stock"), to be awarded to certain key salaried employees of the Company and any affiliate (individually, a "Participating Company" and collectively, the "Participating Companies"); and

               WHEREAS, the Participant is a key salaried employee of a Participating Company, and the Company desires such employee to remain in such employ and to further an opportunity for his/her stock ownership in the Company in order to increase his/her proprietary interest in the success of the Company.

               NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

               1. Award of Option. (a) Subject to the terms and conditions set forth herein, the Company hereby awards the Participant a nonstatutory option (the "Option") to purchase the number of shares of Stock set forth on the signature page hereof (the "Option Stock") at the purchase price per share set forth on the signature page hereof, which shall not be less than Fair Market Value on the date of grant. "Fair Market Value" means the average of the high and low sales prices for a share of Stock in consolidated trading on the relevant date. Except with respect to a transaction pursuant to Paragraph 12 hereof, this Option cannot be exercised prior to the Initial Exercise Date set forth on the signature page hereof and thereafter may only be exercised with respect to one-third (1/3) of the Option Stock on and after the Exercise Date, with respect to two-thirds (2/3) of the Option Stock on a cumulative basis on and after the first (1st) anniversary of the Initial Exercise Date and in full on and after the second (2nd) anniversary of the Initial Exercise Date. The Option may not be exercised after the Expiration Date set forth on the signature page hereof. Except as provided herein, the Option shall not be exercisable after the termination of the Participant's employment with all Participating Companies. Absence of the Participant on leave approved by a duly elected officer of the Company, other than the Participant, shall not be considered a termination of employment during the period of such leave. The Option may be exercised in whole or in part (but no exercise shall be for fewer than 50 shares of Stock or all of the shares subject to the Option, if fewer) by notice in writing to the Company. The aggregate purchase price for the Stock for which the Option is exercised shall be paid

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to the Company at the time of exercise in cash, Stock registered in the name of the Participant, or by a combination thereof.

               (b) If the purchase price is paid wholly or partly in Stock, any Stock tendered in payment thereof shall be free of all adverse claims and duly endorsed in blank by the Participant or accompanied by stock powers duly endorsed in blank. Stock tendered shall be valued at Fair Market Value on the date on which the Option is exercised.

               2. Option Not Transferable. The Option is not transferable, voluntarily or by operation of law, other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant or his/her guardian or legal representative.

               3. Securities Law Restrictions. The Participant agrees and acknowledges with respect to any Option Stock that has not been registered under the Securities Act of 1933, as amended (the "Act") that (i) he/she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Option Stock to such effect.

               4. Exercise of Option After Termination of Employment Due to Death, Retirement or Total Disability. (a) If the Participant's employment with all Participating Companies is terminated because of death, Retirement or Total Disability (as such terms are defined below) the Participant or, in the case of his or her death, the Participant's Beneficiary (as defined herein) shall be entitled to exercise the Option to the extent otherwise exercisable within thirty-six (36) months after such termination of employment, but in no event beyond the Expiration Date.

               (b) As used herein, (i) "Retirement" means termination of employment with all Participating Companies pursuant to any pension or retirement plan of any Participating Company, except that if the Participant's employment is terminated for Cause (as hereinafter defined) or because of death or Total Disability, such termination shall not be "Retirement" for purposes hereof, and (ii) "Total Disability" means the complete and permanent inability of a Participant to perform all of his duties under the terms of his employment with any Participating Company, as determined by the Compensation Committee of the Company's Board of Directors or any successor to such Committee which administers the Plan, or if no such Committee has been appointed, by the Board of Directors of the Company (collectively, the "Committee") upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

               5. Exercise of Option After Termination of Employment Other Than for Cause, Death, Retirement or Total Disability. If the Participant's employment with the Company is terminated for any reason other than Cause (as defined below), death, Retirement or Total Disability, the Participant shall be entitled to exercise the Option to the extent otherwise exercisable until three
(3) months after such termination of employment, but in no event beyond the Expiration Date. As used herein, "Cause" means, as determined by the Committee, the Participant's intentional dishonest or illegal

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conduct in connection with the Participant's performance of services for any
Participating Company.

               6. Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Participant in accordance herewith (the person who is the Participant's Beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Participant. The Participant may from time to time revoke or change the Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received by the Committee prior to the Participant's death.

               (b) If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with applicable law, the Participant's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Participant. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Option Stock, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

               7. No Rights As Shareholder. The Participant shall have no rights as a holder of the Option Stock until a certificate for the Option Stock has been validly issued.

               8. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue Option Stock to the Participant or the Beneficiary, and the Participant agrees, that the Participant shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Option.

               (b) The Participant may elect to have the Company withhold that number of shares of Option Stock otherwise issuable to the Participant upon exercise of the Option or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and, if the Participant is an Insider (as defined below), (i) delivered to the Company either six months or more prior to the Tax Date or during a ten-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings which occurs prior to the Tax Date and (ii) shall not be effective until at least six months after the Grant Date, provided, however, that the restriction in clause (ii) shall not apply in the event death or Total Disability of the Participant occurs prior to the expiration of such six-month period. If the Participant is not an Insider, the election must be delivered to the Company prior to the Tax Date. If the Participant is an Insider, the full number of shares of Option Stock issuable on exercise of the Option may be issued to the Participant, and in such event the Participant

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shall be unconditionally obligated to tender back to the Company, as soon as practicable after the Tax Date, a number of shares of Stock having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, (i) "Tax Date" means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Option Stock over the purchase price therefor and (ii) "Insider" means an officer or director of the Company or a beneficial owner of more than 10% of the class of Stock.

               9. Adjustments in Event of Change in Stock. In the event that the Company shall pay a dividend on its Stock in shares of Stock or other securities, effect a Stock split, or effect a similar corporate transaction or other event which, in the judgment of the Committee could dilute or enlarge the benefits or potential benefits intended to be made available under the Plan, the Committee may, subject to the provisions of the Plan, make such adjustments in the number or kind of shares of Option Stock issuable on exercise of the Option, or in the terms, conditions or restrictions of this Agreement, including the purchase price, as the Committee deems equitable.

               10. Powers of Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of any Participating Company, or interfere with or limit in any way the right of any Participating Company to terminate the Participant's employment at any time.

               11. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Option Stock.

               12. Change of Control. Any defined term used in this Paragraph and not defined elsewhere in this Agreement shall have the meaning given it in that certain Rights Agreement, dated as of July 27, 1999, between the Company and Manufacturers Hanover Trust Company (now Chase Mellon Shareholder Services) or any successor agreement as the Committee shall determine. If a Person becomes an Acquiring Person, the Option provided herein shall be fully exercisable notwithstanding any vesting requirement otherwise provided in Paragraph 1 hereof.

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               13. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

               (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

               (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

               (d) Any notice, filing or delivery hereunder or with respect to Option Stock shall be given to the Participant at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Treasurer. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

               (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and, subject to Paragraph 2, inure to the benefit of the Participant, the Beneficiary and the personal representatives and heirs of the Participant.

               (f) This Agreement is subject in all respects to the terms and conditions of the Plan.

               14. WEC Merger. Notwithstanding any other provision in this Agreement to the contrary, this Agreement is subject to Sections 2.9 and 6.1(k) of the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and WICOR, Inc. and CEW Acquisition, Inc., dated as of June 27, 1999, as amended September 9, 1999, (the "Merger Agreement"). As a result, at the Effective Time of the Merger (as defined in the Merger Agreement), each Option then outstanding hereunder shall be converted into an option to purchase shares of Wisconsin Energy Common Stock as described in Section 2.9 of the Merger Agreement. Further, the transactions resulting from the Merger Agreement shall not result in any acceleration of vesting under this Agreement, except as described below. From and after the Effective Time of the Merger (as defined in the Merger Agreement), each Option hereunder shall vest at the earliest of: (i) one-third (1/3) of the shares of Wisconsin Energy Common Stock (as defined in the Merger Agreement) covered by each Option shall vest on each of the first, second and third annual anniversary of the Grant Date of such Option; or (ii) a termination of the Participant's employment with the WICOR Companies (as defined in the Merger Agreement) by the WICOR Companies without "Cause" as defined in the Wisconsin Energy Severance Policies (as defined in the Merger Agreement) or by the Participant under circumstances where the Participant is entitled to "Separation Benefits" under Section 4.2(a) of the Severance Policies (other than
Section 4.2(a)(i) of the Severance Policies); or (iii) a "change in control" of Wisconsin Energy after the Effective Time of the Merger.

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               IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year set forth below.

                             WICOR, INC. ("Company")

                                    By:
                                       --------------------------------
                                    Title:



                                    Participant:
                                                -----------------------
                                                      (Signature)

                                                -----------------------
                                                         (Name)

                                    No. of Shares of Option Stock:
                                                                  -----
                                    Purchase Price per Share:
                                                             ----------
                                    Date of Agreement:
                                                      -----------------
                                    Grant Date:
                                               ------------------------
                                    Initial Exercise Date:
                                                          -------------
                                    Expiration Date:
                                                    -------------------
                                    Beneficiary:
                                                -----------------------
                                    Address of Beneficiary:
                                                           ------------

                                    -----------------------------------

                                    -----------------------------------

                                    Beneficiary Tax Identification
                                    (Social Security)
                                    No.:
                                        -------------------------------

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